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                                                                 EX-3.(i)(o)

                       Certificate of Limited Partnership
                                       of
                     CENTRAL MICHIGAN DISTRIBUTION CO., L.P.

      1. The name of the limited partnership ("Partnership")is "Central Michigan Distribution Co., L.P."

      2. The post office address of the office at which the records required to be maintained by the Partnership are kept is P.O. Box 447, 215 North Main Street, in the City of Mount Pleasant (County of Isabella), Michigan 48858.

      3. The name of the initial registered agent of the Partnership is Charles
W. Laughlin, who is a resident of Virginia member of the Virginia State Bar, and the business and post office address of the Partnership's registered agent is 100 Shockoe Slip, Richmond, Virginia 23219, located in the City of Richmond.

      4. The name and post office address of each general partner of the Partnership is:

            Central Michigan              P.0. Box 447
            Distribution Co., Inc.        215 North Main Street
                                          Mount Pleasant, MI 48858

      5. The latest date upon which the Partnership is to be dissolved and its affairs wound up is February 28, 2090.

                                    Central Michigan. Distribution Co.,
                                    Inc., the General Partner
                                    of Central Michigan Distribution
                                    Co. L.P.


                                    by:
                                       --------------------------------
                                          Alison V. Fauls, Assistant
                                          Secretary of Central Michigan
                                          Distribution Co., Inc.

STATE OF VIRGINIA
CITY OF RICHMOND, to-wit:\

      The foregoing instrument was acknowledged before me on this the 13th day of January, 1989, by Alison V. Fauls as Assistant Secretary of Central Michigan Distribution Co., Inc., General Partner of Central Michigan Distribution Co., L.P., in the City of Richmond, State of Virginia.
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                                          -----------------------------
                                                Notary Public

My Commission expires: